Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D/A (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

QVT FINANCIAL LP

By QVT Financial GP LLC, its General Partner

By:	/s/ Daniel Gold
Name:	Daniel Gold
Title:	Managing Member

By:	/s/ Nicholas Brumm
Name:	Nicholas Brumm
Title:	Managing Member

QVT FINANCIAL GP LLC

By:	/s/ Daniel Gold
Name:	Daniel Gold
Title:	Managing Member

By:	/s/ Nicholas Brumm
Name:	Nicholas Brumm
Title:	Managing Member